EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being directors of Ryder System, Inc., a Florida corporation, hereby constitutes and appoints Robert D. Fatovic, Alena S. Brenner and Julie A. Azuaje, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign the Ryder System, Inc. Form 10-K (Annual Report pursuant to the Securities Exchange Act of 1934) for the fiscal year ended December 31, 2015 (the “Form 10-K”), and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with the New York Stock Exchange and any other stock exchange on which the Company's common stock is listed, granting unto each said attorney-in-fact and agent full power and authority to perform every act requisite and necessary to be done in connection with the execution and filing of the Form 10-K and any and all amendments thereto, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand effective the 12th day of February, 2016.

/s/ John M. Berra	/s/ Robert J. Eck
John M. Berra	Robert J. Eck

/s/ Robert A. Hagemann	/s/ L. Patrick Hassey
Robert A Hagemann	L. Patrick Hassey

/s/ Michael F. Hilton	/s/ Tamara L. Lundgren
Michael F. Hilton	Tamara L. Lundgren

/s/ Luis P. Nieto, Jr.	/s/ E. Follin Smith
Luis P. Nieto, Jr.	E. Follin Smith

/s/ Abbie J. Smith
Abbie J. Smith

/s/ Hansel E. Tookes II
Hansel E. Tookes, II